EXHIBIT 10

                   COTTON STATES LIFE INSURANCE COMPANY
                  1995 PERFORMANCE SHARE AWARDS PLAN

  1.     Purposes.
  The 1995 Performance Share Awards Plan (the "Plan") is established to reward employees of Cotton States Life Insurance Company (the "Company"), its subsidiaries and affiliates for services performed on behalf of the Company, to stimulate employees' efforts on the Company's behalf, to encourage such employees to remain with the Company, and to provide them with an ownership interest in the common stock of the Company (the "Common Stock"). The Plan will be beneficial to the Company and its stockholders by allowing these employees to have a personal financial stake in the Company through an ownership interest in the Common Stock, in addition to underscoring their common interest with other stockholders in increasing the value of the Common Stock over the long term.

  2.     Effective Date.

  The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of common Stock present, or represented, and entitled to vote at the 1996 Annual Meeting of Stockholders. Grants of awards may be made under the Plan on and after its effective date, subject to stockholder approval of the plan as provided above. In the event such approval is not obtained, any awards granted under the Plan shall be null and void.

  3.     Administration of the Plan.

  The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall at all times consist of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have sole discretion with respect to the selection of employees to receive awards under the Plan and the terms and conditions of such awards, subject to the terms of the Plan. The Committee's interpretation of the Plan, and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Chairman of the Board and Chief Executive Officer of the Company shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such action of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof; provided, however, that no authority of the Committee shall be delegated with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  4.     Participation in the Plan

  Regular full-time employees of the Company, its subsidiaries and affiliates, including officers, whether or not directors of the Company, shall be eligible to participate in the Plan. Directors who are not regular employees are not eligible.

  5.     Performance Share Awards.

  The Committee may grant awards of shares of Common Stock of the Company if the performance of the Company or any subsidiary, division, or affiliate of the Company selected by the Committee during the Award Period, as defined herein, meets certain goals established by the Committee (the "Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

  a. Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (the "Award Period"). The Committee shall also establish performance objectives (the "Performance Goals") to be met by the Company, subsidiary, division, or affiliate during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, or other measurements deemed appropriate by the Committee.

  b. Issuance of Performance Share Awards. The Committee shall establish the method of calculating the number of shares of Common Stock to be issued under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum award amount and the applicable vesting period, provided, however, all Performance Shares subject to a Performance Share Award shall vest as to a grantee not later than the end of the vesting period applicable to such Performance Share Award regardless of whether the Performance Goals are met as long as the grantee is employed by the Company upon vesting. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company, subsidiary, division, or affiliate shall be measured against the Performance Goals, and the Committee shall issue Performance Shares as required by the applicable Performance Share Award.

  c. Requirement of Employment. A Grantee of a Performance Share Award must remain in the employ of the Company until the completion of the Award Period, in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

  d. Dividends. Any dividends declared on the Common Stock during the Award Period and which would have been paid with respect to Performance Shares had they been owned by a grantee, shall, at the election of a grantee, be (i) paid to the grantee upon vesting or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares issued to the grantee upon vesting.

  6.     Shares of Stock Subject to the Plan.

  The shares that may be awarded under the Plan shall not exceed an aggregate of 150,000 shares of the Common Stock (as adjusted pursuant to Section 7). Any shares subject to a Performance Share Award which for any reason expires or is terminated without having vested shall again be available for issuance under the Plan.

  7.     Dilution and Other Adjustment.

  In the event of any change in the outstanding share of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the grants thereunder, as the Committee determines are necessary or appropriate, including if necessary, any adjustments in the maximum number of shares referred to in Section 6 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control (as defined herein) of the Company, all Performance Share Awards granted prior to the Change of Control shall, at the option of the grantee, immediately vest and the Performance Shares shall be issued to the grantee. A change of Control of the Company shall mean a change of control of a nature that would be required to be reported in response to item (6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. In addition, whether or not required to be reported thereunder, a Change of Control shall be deemed to have occurred at such time as:

  a. any "person" (as the term is used in Section 13(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in rule 13(d)(3) of the Exchange Act) directly or indirectly of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company;

  b. during any period of two consecutive years or less individual who at the beginning of such period constituted the board of directors of the Company ceases, for any reason, to constitute at least a majority of the board of directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

  c. the shareholders of the Company approve any merger or consolidation as a result of which the capital stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sales or other disposition of 50% or more of the assets or earning power of the Company;

  d. the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation. Notwithstanding any provisions herein, in the event the grantee and the Company agree prior to any event which would otherwise constitute a Change of Control, that such event shall not constitute a Change of Control, then for purposes of the Plan there shall be no such Change of Control upon that event.

  8.     Miscellaneous Provisions.
  a. Rights as Stockholder. A grantee under the Plan shall have no rights as a holder of the Common Stock with respect to Performance Share Awards granted hereunder, unless and until certificates for shares of such Common Stock are issued to the grantee.
   b. Assignment or Transfer. No Performance Share Awards granted under the Plan or any rights or interests therein shall be assignable or transferable by a grantee except by will or the laws of descent and distribution. During the lifetime of a grantee, Performance Share Awards granted hereunder are exercisable only by, and issuable only to, the grantee.,

  c. Agreements. All Performance Shares Awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committees shall adopt.

   d. Compliance with Legal Regulations. During the term of the Plan and the term of any Performance Share Awards granted under the Plan, the Company shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction, including the Georgia Secretary of State, any requisite authority required in the opinion of counsel for the Company in order to grant or to issue such Common Stock pursuant thereto. If in the opinion of counsel for the Company the transfer, issue or sale of any shares of its Common Stock under the Plan shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer or issuance, the Company shall not be obligated to transfer or issue any shares to any grantee unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at that time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act, or the Company receives evidence satisfactory to the Committee that the transfer or issuance of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act.

  e. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any option or to any grantee.

  9.     Amendment and Termination of the Plan.

  a. Amendments. The Committee may from time-to-time amend the Plan in whole or in part, provided, the Committee may not amend outstanding agreements evidencing Performance Share Awards granted under the Plan. No Amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in Section 6 of the Plan or (ii) extend the maximum period during which Performance Award Shares may be granted under the Plan unless the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved such amendment.

  b. Termination. The Committee may terminate the Plan (but not any Performance Share Awards theretofore granted under the Plan) at any time. The Plan (but not any Performance Share Awards theretofore granted under the Plan) shall in any event terminate on, and no Performance Share Awards shall be granted after, December 31, 2004.

  10.    Compliance with SEC Regulations

  It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any related regulations. If any provision of this Plan is later found not be in compliance with such Rule and regulations, the provision shall be deemed null and void.

  11.    Governing Law.

  The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Georgia.

                 COTTON STATES LIFE INSURANCE COMPANY
                    PERFORMANCE SHARE AWARDS PLAN

                           NOTICE OF AWARD

  The Compensation Committee ("Committee") of the Board of Directors of Cotton States Life Insurance Company ("Company") has granted an award of shares of common stock of the Company is granted to ("Grantee") subject to all terms and conditions of the 1995 Performance Share Awards Plan ("Plan") and the specific provisions attached hereto as EXHIBIT "A" regarding the number of shares subject to the award, performance objectives to be met by the Company, and the term of the award.

  Grantee and the Company acknowledge that the award granted hereunder shall at all times be subject to the terms and conditions contained herein and the terms and conditions of the Plan, a copy of which has been provided to Grantee on or prior to the date of this Notice.

                                     AGREED TO AND ACKNOWLEDGED
                                     THIS     DAY OF          , 1996.

                                     "COMPANY"
                                 COTTON STATES LIFE INSURANCE COMPANY
                                     By:
                                     Its:

                                     (CORPORATE SEAL)

                                 "Grantee"
  Witness